UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2011, Golden Phoenix Minerals, Inc.’s (the “Company’s”) Board of Directors (the “Board”) approved an increase in the size of the Board from five (5) members to six (6) in order to allow for the appointment of additional independent directors in furtherance of the Company’s business plan and growth strategy.  Further, effective March 15, 2011, the Board approved the appointment of Hans Rasmussen to the Board to fill the vacancy created by the increase in the size of the Board.

Mr. Rasmussen has over 27 years of professional experience in the mining industry as a geophysicist / geologist.  He was appointed President of Eaglecrest in January 2007, adding to his previous title of Chief Operating Officer and member of the Board of Directors.  Mr. Rasmussen has held senior positions with mining exploration companies in North and South America and worked as a consultant with clients that included Teck Cominco Ltd., Quadra Mining Ltd. and Mansfield Minerals Inc.  His experience includes conducting and managing all geological and geophysical aspects of exploration, commercial transactions and investor relations.  His prior employment included four years with Newmont Exploration Ltd., 12 years with the Kennecott Exploration / Rio Tinto group, including three years as Country Manager of Argentina and Bolivia.  Most recently, Mr. Rasmussen was Chief Geophysicist with White Knight Resources.  Mr. Rasmussen is an active member of the Society of Exploration Geologists, Northwest Mining Association and the Geologic Society of Nevada. He graduated with a Master of Science from the University of Utah, and holds Bachelor of Science degrees in geology and physics from Southern Oregon State College.  Mr. Rasmussen is also a Director of Pachamama Resources Ltd., StoneShield Capital Corp., and has served as a technical advisor to the Company.

Mr. Rasmussen will receive customary Board compensation including a monthly stipend and an initial grant of 100,000 options to purchase Company common stock at an exercise price based on the current fair market value of the Company's common stock.

Mr. Rasmussen has no family relationships with any other executive officer or director of the Company and has not entered into any related party transactions involving the Company.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On March 15, 2011, the Company issued a press release announcing the appointment of Mr. Rasmussen disclosed above.

A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated March 15, 2011, entitled, “Golden Phoenix Appoints Geologist Hans Rasmussen to Board of Directors.”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’ s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: March 15, 2011	/s/ Thomas Klein
Thomas Klein
Chief Executive Officer